                                                                    EXHIBIT 10.1

              ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


     ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION made as of the 21st day of August, 1995, by and between SAFE ALTERNATIVES CORPORATION OF AMERICA, INC., a Delaware corporation having its principal place of business at 27 Governor Street, Ridgefield, CT 06877 ("Seller"), and PORTSMOUTH CORPORATION, a Florida corporation having its principal place of business at 10 Brickett's Mill Road, Hampstead, New Hampshire 03841 ("Purchaser").

                             W I T N E S S E T H :

     WHEREAS, Seller desires to sell and assign to Purchaser substantially all of the assets of Seller as described herein, upon the terms and conditions hereinafter set forth, and Purchaser desires to purchase and acquire such assets from Seller, upon the terms and conditions hereinafter set forth;

     WHEREAS, upon the consummation of the sale of substantially all of the assets of Seller to Purchaser as contemplated herein, Seller desires to dissolve and liquidate pursuant to the General Corporation Law of the State of Delaware; and

     WHEREAS, Seller and Purchaser intend for the transactions contemplated hereby to constitute a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                    ARTICLE I:  SALE AND PURCHASE OF ASSETS
                    ---------------------------------------

     1.1  Sale and Purchase.  Subject to the terms and conditions contained in
          -----------------
this Agreement, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, all of Seller's rights, title and interest in and to all of the assets and properties of Seller of every kind and description wherever located, at the Closing Date (as hereinafter defined) except those disposed of in the ordinary course of business prior to the Closing Date (the assets of Seller to be sold herein referred to as the "Assets").

     Without limiting the foregoing, the Assets which are to be sold hereunder shall include the following assets:

     a.  Machinery and Equipment -- all of the machinery, equipment, vehicles,
         -----------------------
furniture, tools and other similar personal properties and fixtures owned by Seller located at Seller's offices at 27 Governor Street, Ridgefield, CT 06877, including, but not limited to, the machinery, equipment, vehicles, furniture and other personal properties and fixtures listed in Exhibit 1.1(a) attached hereto.

     b.  Inventories --  all inventories of raw materials, work in process,
         -----------
spare parts, supplies, and finished products.

     c.  Cash  -- all cash on hand and in banks, cash equivalents, short term
         ----
investments, and prepaid expenses of Seller at the Closing Date.

     d.  Scrap, Surplus and Left-Over Materials -- all scrap, surplus and left-
         --------------------------------------
over materials of Seller at the Closing Date.

     e.  Accounts Receivable -- the accounts receivable of Seller including the
         -------------------
accounts receivable listed on Exhibit 1.1(e) attached hereto which are outstanding at the Closing Date.

     f.  Miscellaneous Current Assets -- miscellaneous assets including
         ----------------------------
contracts and arrangements for work to be performed, rights under agreements and leases, which are listed on Exhibit 1.1(f) attached hereto.

     g.  Records -- all files, data, software and records of Seller including
         -------
machinery and equipment records, production records, contract records, purchase and sale records, supplier lists, customer lists, price lists, customer files, account histories, assembly drawings, schematics and other drawings and documentation relating to current and past products and services of Seller.

     h.  Patents, Trademarks and Proprietary Information --  all Seller's right
         -----------------------------------------------
to and interest in, any and all patents, patent applications, the name of the Seller and all variants thereof, trade names, trademarks, trademark applications and all confidential and proprietary information held and used by Seller, including without limitation, specifications, designs, drawings, models, molds, know-how, strategic and technical data, product research and development data, manufacturing techniques and trade secrets, which are listed on Exhibit 1.1(h) attached hereto.

     1.2  Assumption of Liabilities.  Subject to the Closing (as hereinafter
          -------------------------
defined), Purchaser shall assume, pay or discharge or in every respect be liable for any and all liability, obligation, commitment or expense of Seller (whether absolute, contingent, disclosed or undisclosed), including without limitation tax liabilities of any nature whatsoever.

     1.3  Purchase Price.  At the Closing, Purchaser shall issue and deliver to
          --------------
Seller as payment of the purchase price for the sale of the Assets hereunder ("Purchase Price"), (i) good and marketable title to eight million (8,000,000) fully paid, validly issued and non-assessable shares of common stock of Purchaser, par value $.0001 which shares immediately after the issuance thereof represent ninety-four (94%) of the issued and outstanding shares of capital stock of Purchaser, on a fully diluted basis, free and clear of any and all liens, claims, charges or encumbrances of any nature whatsoever, and Seller shall deliver to Purchaser the Assets.


                              ARTICLE II: CLOSING
                              -------------------

     2.1  Closing.  The closing of the transactions contemplated hereby (the
          -------
"Closing") shall be held on September 28, 1995 (the "Closing Date") at the offices of Seller or at such other time and place upon which the parties shall mutually agree. At Closing, all steps shall be taken and documents and instruments shall be delivered, in form reasonably acceptable to counsel for the party to whom delivered, which are necessary or appropriate to consummate the transactions provided for herein.

     2.2  Conditions to Purchaser's Obligations.    Purchaser's obligation
          -------------------------------------
hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

     (a) No action or proceeding before any court or other governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Purchaser to own, operate or control the Assets after the Closing Date.

     (b) All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to Purchaser.

     (c) Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.

     (d) Seller shall have delivered to Purchaser such consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered or reasonably requested by the Purchaser at or before Closing.

     (e) All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties were made as of such date.

     (f) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     (g) There shall not be any material adverse change in the Assets from the date hereof to the Closing Date and, during that period, there shall have been no material loss by fire or casualty.

     2.3  Conditions to Seller's Obligations.    Seller's obligation hereunder
          ----------------------------------
to sell the Assets is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Seller in its sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

     (a) No action or proceeding before any court or other governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     (b) All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to Seller.

     (c) Purchaser shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.

     (d) Purchaser shall have delivered to Seller such consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered or reasonably requested by the Seller at or before Closing.

     (e) All representations and warranties of Purchaser and Paul Grillo contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties were made as of such date.

     (f) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     (g) The Purchase Price due hereunder shall have been fully paid by Purchaser pursuant to Section 1.3 hereof.

     (h) The Purchaser shall pay a six percent revenue-based royalty of (the "Royalty"), in a pro rata amount in accordance with stockholders equity percentage interest in the Seller, of the amount of all gross revenues, less returns and discounts, generated by the Purchaser from the commercial exploitation of all assets (including, but not limited to, intellectual property, licenses, patents, patent applications, copyrights or the like) acquired by the Purchaser from the Seller, during the sixty (60) month period immediately following the Closing Date. Computation and payment of the Royalty shall be made quarterly and the cumulative total of all Royalty payments made pursuant to the Royalty shall not exceed the maximum total of $8,500,000.


              ARTICLE III: SELLER'S REPRESENTATIONS AND WARRANTIES
              ----------------------------------------------------

     Seller hereby represents and warrants to Purchaser as follows:

     3.1  Corporate Organization.  Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on all the business conducted by it, and is qualified to do business in all jurisdictions where the failure to so qualify would have a material adverse effect on its business.

     3.2  Corporate Authority.  As of the Closing Date, Seller will have taken
          -------------------
all corporate action and other proceedings necessary to enable Seller to enter into and carry out its obligations under this Agreement and this Agreement when executed and delivered by Seller will constitute a valid and binding obligation of Seller.

     3.3  Litigation.  (i)  Seller is not engaged in, or to the best of Seller's
          ----------
knowledge threatened with, any litigation, governmental investigation or other proceeding or controversy which may materially adversely affect Seller's obligation to consummate this Agreement, title to the Assets and (ii) Seller is not subject to any outstanding judgment, order, decree or injunction of any court or governmental body.

     3.4  Books and Records.  Seller has maintained its books and records in a
          -----------------
manner that accurately and fairly reflect in reasonable detail transactions relating to the Assets.

     3.5  No Employee Benefit Plans.  There are no employee benefit plans, as
          -------------------------
defined in Section 3.3 of Employee Retirement Income Security Act of 1974, as amended, in effect with respect to the Seller's business.

     3.6  Taxes.  The Seller has timely filed all federal, state and local tax
          -----
returns and other tax returns which are required to be filed, and all taxes due from Seller have been timely paid and adequate reserves have been maintained for the timely payment of taxes not yet due. The income tax returns of Seller have never been audited by any authority empowered to do so.

     3.7  No Violation.  The execution and delivery by Seller of this Agreement
          ------------
and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any contract or agreement to which Seller is a party or by which it is bound and are not contrary to the Certificate of Incorporation or By-laws of Seller and are not contrary to any order of any court to which Seller is subject.

     3.8     No Subsidiaries.  Seller has, and on the Closing Date will have, no
             ---------------
subsidiaries.

     3.9  Financial Information.  The unaudited financial statements dated as of
          ---------------------
December 31, 1994 (the "Unaudited Financial Statements") of Seller has been prepared by the certified public accounting firm of Lyons & Lyons and to the best of Seller's knowledge fairly presents the financial position and other information purported to be shown therein of Seller at the date referenced
therein.   The Unaudited Financial Statements have been prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     3.10  No Material Advance Charge.  Since the date of the Unaudited
           --------------------------
Financial Statements, the business of Seller has only been operated in the ordinary course. There has not been since the date of the Unaudited Financial Statements, and on the Closing Date there will not have been, in the aggregate any material adverse change in the condition, financial or otherwise, of Seller from that set forth in the Unaudited Financial Statements.

     3.11  No Liabilities.  There are, and on the Closing Date will be, no
           --------------
liabilities (including, but not limited to tax liabilities) or claims against Seller (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Unaudited Financial Statements other than liabilities incurred in the ordinary course of business and disclosed in accordance with Section 3.13 or taxes incurred on earnings since the date of the Unaudited Financial Statements.

     3.12  Assets.  Except as set forth in the Unaudited Financial Statements,
           ------
Seller has, and on the Closing Date will have, good and marketable title to all of Assets, free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. The Assets to be conveyed pursuant to this Agreement are all the assets of Seller necessary to enable Purchaser to continue operating the business in the manner conducted by Seller as of the date hereof.

     3.13  Accounts Receivable and Accounts Payable.  The accounts receivable
           ----------------------------------------
and accounts payable as set forth in Exhibit 1.1(e) represent amounts due and owed, as the case may be, for goods sold or services rendered or received by Seller in the ordinary course of business and are collectable in the ordinary course of business.

     3.14  Contracts.  All agreements, contracts and arrangements, whether
           ---------
written or oral (collectively, "Contracts"), to which Seller is, or on the Closing Date will be, a party, or from which Seller will receive substantial benefits, and which are material to Seller are not, and on the Closing Date will not, be in material default under any such Contract.

     3.15  No Affiliated Transactions.  Except as otherwise disclosed in the
           --------------------------
Unaudited Financial Statements, there have been, and through the Closing Date will have been (i) no bonuses or extraordinary compensation to any of the officers or directors of Seller, (ii) no loans made to or any other transactions with any of the officers or directors or shareholders of Seller or their families, (iii) no dividends or other distributions declared or paid by Seller, and (iv) no purchase by Seller of any of its capital shares.

     3.16  Insurance.  Seller has, and on the Effective Date will have,
           ---------
maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to Seller in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Seller, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been delivered to Purchaser. All such insurance policies are in full force and effect, with all premiums thereon duly paid and Seller has not received any notice of cancellation with respect to any such policies.

     3.17  Patents and Trademarks.  Seller has, and on the Closing Date will
           ----------------------
have, no patents, patent applications, trademarks, trademark registrations or applications therefor, trade names, copyrights, copyright registrations or applications therefor, or other intellectual property, except as described in
Exhibit 1.1(h) attached hereto.

     3.18  Compliance with Law.  Since its inception, Seller has, and on the
           -------------------
Closing Date, will have in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on Seller's business or property.


            ARTICLE IV: PURCHASER'S REPRESENTATIONS AND WARRANTIES
            ------------------------------------------------------

     Purchaser and Paul Grillo hereby represent and warrant to Seller as follows:

     4.1  Corporate Organization.  Purchaser is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Florida and has the corporate power to carry on all business conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Purchaser, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation except where the failure to so qualify would not have a material adverse effect on purchaser. Copies of the Certificate of Incorporation and of the By-laws of Purchaser, and all amendments thereto, and stock records of Purchaser have been furnished to Seller and are complete and correct. Purchaser's minute books heretofore furnished to Seller contain complete and accurate records of all meetings and other corporate actions of Purchaser's stockholders and Board of Directors and committees thereof.

     4.2  Capitalization.  The authorized capital stock of Purchaser consists of
          --------------
200,000,000 shares of Common Stock, par value $.0001 per share, of which five hundred thousand (500,000) shares are issued and outstanding, no shares of which are issued but not outstanding, and 199,500 shares of which are authorized and unissued. All shares of the Company's Common Stock issuable to Seller in payment of the Purchase Price, will upon issuance, be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens, claims, charges or encumbrances of any nature whatsoever, and represent ninety-four percent (94%) of the issued and outstanding shares of capital stock of Purchaser, on a fully diluted basis. Except as set forth in Schedule 4.2 attached hereto, there are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which the Purchaser is a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued shares of capital stock of Purchaser. There are no preemptive or similar rights attached to Purchaser's capital stock. No holders of any of the Purchaser's securities has any rights, "demand," "piggy-back' or otherwise, to have such securities registered under the Securities Act of 1933, as amended.

     4.3  Corporate Authority.  As of the Closing Date, Purchaser will have
          -------------------
taken all corporate action and other proceedings necessary to enable it to carry out its obligations under this Agreement and this Agreement when executed and delivered by Seller will constitute a valid and binding obligation of Seller.

     4.4  Litigation.  (i)  Purchaser is not engaged in, or threatened with, any
          ----------
litigation, governmental investigation, including but not limited to, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc., or other proceeding or controversy which may materially adversely affect Purchaser's obligation to consummate this Agreement, (ii) no consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (iii) Purchaser is not operating its business in violation of any federal, state or local law or ordinance so as to have any material adverse effect on Purchaser's purchase of the Assets.

     4.5  No Violation.  The execution and delivery by Purchaser of this
          ------------
Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any contract or agreement to which Purchaser is a party or by which it is bound and are not contrary to the Certificate of Incorporation or By-laws of Purchaser and are not contrary to any order of any court to which Purchaser subject.

     4.6  Not Investment Company or Investment Advisor.  The business of
          --------------------------------------------
Purchaser does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

     4.7  No Liabilities.  There are, and on the Closing Date will be, no
          --------------
liabilities (including, but not limited to tax liabilities) or claims against Purchaser (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the audited financial statements of the Purchaser as of September 30, 1994 (the "Audited Financial Statements") other than liabilities incurred in the ordinary course of business and disclosed in accordance with Section 4.7 or taxes incurred on earnings since the date of the Audited Financial Statements.

     4.8  No Material Advance Charge.  Since the date of the Audited Financial
          --------------------------
Statements, the business of Purchaser has only been operated in the ordinary course. There has not been since the date of the Audited Financial Statements, and on the Closing Date there will not have been, in the aggregate any material adverse change in the condition, financial or otherwise, of Purchaser from that set forth in the Audited Financial Statements.

     4.9  Contracts.  The Purchaser has no existing agreements, contracts and
          ---------
arrangements, whether written or oral (collectively, "Contracts") other than this agreement.


                ARTICLE V: DISSOLUTION AND LIQUIDATION OF SELLER
                ------------------------------------------------

     Subject to the approval of Seller's stockholders and the consummation of the sale of Assets to Purchaser, Seller and Purchaser, as the case may be, shall within 90 days of the Closing Date (i) file a Certificate of Dissolution pursuant to Section 275 of the Delaware General Corporation Law with the Secretary of State of the State of Delaware; (ii) file within 90 days thereafter [Form 966] with the Internal Revenue Service, together with certified copies of board and stockholders' resolutions of Seller, if required; and (iii) distribute to the stockholders of Seller shares of Common Stock of Purchaser whereupon the stockholders of Seller shall surrender all of their shares of capital stock of Seller for cancellation.


                       ARTICLE VI: AFFIRMATIVE COVENANTS
                       ---------------------------------

       6.1  Affirmative Covenants of Seller.  Seller shall, as soon as
       ------------------------------------
practicable but in no event later than the Closing Date, (i) cause a special meeting of its stockholders to be called to consider and vote upon the sale of the Assets by Seller to Purchaser and the dissolution and liquidation of Seller, on the terms and conditions hereinafter set forth, or (ii) obtain such written consent of its stockholders as is necessary under applicable state corporate law to approve the sale of the Assets by Seller to Purchaser and the dissolution and liquidation of Seller, on the terms and conditions hereinafter.

     6.2  Affirmative Covenants of Purchaser.  Purchaser shall, as soon as
          ----------------------------------
practicable but in no event later than the Closing Date, (i) (a) cause a special meeting of its stockholders to be called to consider and vote upon the amendment of the Certificate of Incorporation of Purchaser to change its name to Safe Alternatives Corporation of America, Inc., effective upon the consummation of the sale of the Assets by Seller to Purchaser, or (b) obtain such written consent of its stockholders as is necessary as is necessary under applicable state corporate law to approve the amendment of the Certificate of Incorporation of Purchaser to change its name to Safe Alternatives Corporation of America, Inc., effective upon the consummation of the sale of the assets by Seller to Purchaser, and (ii) (a) cause all of the existing members of the board of directors to resign effective immediately upon the consummation of the transactions contemplated hereunder and (b) (1) cause a special meeting of its board of directors to nominate each of Stephen J. Thompson and Richard J. Fricke to be nominated to the slate of the proposed board of directors of the Purchaser and (2) cause a special meeting of the stockholders of the Purchaser to be called to consider and approve the election of Messrs. Thompson and Fricke as the sole members of the board of directors of the Purchaser, subject only to the consummation of the transactions contemplated hereby.


                 ARTICLE VII:  SURVIVAL; BULK SALES; SALES TAX
                 ---------------------------------------------

     7.1  Survival.  The representations and warranties set forth herein shall
          --------
survive and remain in effect following the Closing Date.

     7.2  Bulk Sale Compliance Waiver.  Purchaser hereby waives compliance with
          ---------------------------
the provisions of any law relating to bulk transfers insofar as it may be applicable to the purchase and sale of the Assets. If by reason hereof, any claims are asserted by creditors of Seller, they shall be the responsibility of Purchaser.

     7.3  Sales Tax.  Purchaser shall at the Closing, or thereafter, upon
          ---------
request of Seller, execute and deliver to Seller all requisite sales, use and transfer tax returns and related certificates and affidavits, which must be filed by reason of the transactions contemplated by this Agreement. Seller also shall execute all such returns and related certificates and affidavits and shall timely file the same and pay all sales, use and transfer taxes payable by reason of the sale of the Assets when due and payable. Purchaser shall pay to Seller at the Closing an amount in cash equal to all sales, use and transfer taxes payable by reason of the sale of the Assets.


                          ARTICLE VIII: MISCELLANEOUS
                          ---------------------------

     8.1  Expenses.  Except as otherwise agreed in writing by the parties, each
          --------
party shall pay its own expenses incident to the preparation and consummation of this Agreement.

     8.2  Benefit and Assignments.  This Agreement shall be binding upon and
          -----------------------
inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

     8.3  Broker.  The parties represent and warrant to each other that all
          ------
negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other party in such manner as to give rise to any valid claim against any of the parties for a brokerage commission, finder's fee or other like payment except for the one hundred thousand dollar ($100,000) obligation to Mr. Paul Grillo, payable at Closing, for his introduction and facilitation of the transactions herein. In addition, assuming that the transactions are consummated, the Purchaser shall enter into a consulting agreement with Mr. Grillo for a period of Two (2) years (the "Consulting Agreement"). The Consulting Agreement shall provide for a payment of $12,500 a month commencing July 1, 1996.

     8.4  Further Assurances.  Purchaser and Seller each agrees to take such
          ------------------
action and to execute and deliver such documents and instruments as any party may reasonably request in order to effectuate the terms of this Agreement and the transactions contemplated hereby, and the parties agree to fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     8.5  Waiver.  Any party hereto shall have the right to waive compliance by
          ------
the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant.

     8.6  Applicable Law.  Connecticut law, other than choice of law, shall
          --------------
govern the validity, construction, interpretation and effect of this Agreement.

     8.7  Headings.  The paragraph headings of this Agreement are for
          --------
convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

     8.8  Severability.  Any provision hereof that is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.9  Entire Agreement.  This Agreement and the Exhibits and Schedules
          ----------------
hereto contain the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

     8.10  Notices.  All notices or other communications to be sent by any party
           -------
to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Courtesy copies of any such notices shall be sent to: counsel for Seller, Feldman & Ellenoff, 200 Madison Avenue, Suite 1900, New York, N.Y. 10016 attn. Douglas S. Ellenoff, Esq. and counsel for Purchaser, Frank Freeman, Esq., c/o Purchaser.

     8.11  Counterparts.  This Agreement may be executed by the parties hereto
           ------------
in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

     8.12  Abandonment.  This Agreement and the transactions contemplated herein
           -----------
may be abandoned (a) by either party, acting by its Board of Directors, at any time prior to its adoption by the shareholders as provided by law, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Closing Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either party, its Board of Directors or any other party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.

                                    SAFE ALTERNATIVES CORPORATION
                                      OF AMERICA, INC.

                                    By:_________________________________________
                                    PORTSMOUTH CORPORATION


                                    By:_________________________________________


I hereby acknowledge and accept personal responsibility with respect to the accuracy of the representations in
ARTICLE IV: PURCHASER'S REPRESENTATIONS
AND WARRANTIES.

By: _____________________________________
     Paul Grillo

                             SAC OF AMERICA, INC.

                          ACCOUNTS RECEIVABLE 9/1/95
                          --------------------------


INVOICE    INVOICE
NUMBER       DATE             CUSTOMER            AMOUNT
------       ----

B10166     06/21/95  H&S Environmental Co.       $3,850.00

B10168     06/28/95  H&S Environmental Co.       $2,894.50

B10171     07/12/95  W.A. Crandall & Sons, Inc.   2,894.50

B10172     07/18/95  H&S Environmental Co.        1,925.00

B10173     07/19/95  H&S Environmental Co.          770.00

B10174     07/24/95  USCG Support Center New      1,035.00
                     York

B10175     08/30/95  Bayway Lumber                  256.00
                     Distributors, Inc.

B10176     08/30/95  The Potomac Edison             185.00
                     Company

B10177     08/30/95  Master Craft Paper           1,000.00
                     Company

B10178     08/30/95  I&OA Slutsky, Inc.              50.22

                             SAC OF AMERICA, INC.

                           ACCOUNTS PAYABLE  9/1/95
                           ------------------------

       INVOICE
        DATE          VENDOR                                  AMOUNT
        ----          ------

06/28/95              Total Comfort Co., Inc.              $   68.90
07/26/95              Quill Corp.                              93.98
08/01/95              State of Connecticut                  2,697.03
08/07/95              Building Blocks                          50.00
  08//95              Fisher Scientific Co.                   524.77
08/09/95              SNET                                  1,543.49
08/11/95              Pinchbeck Co.                            81.95
08/13/95              AT&T                                    444.28
08/15/95              ARC, Inc.                                67.00
08/16/95              Selectform, Inc.                         90.35
08/17/95              Brown Chemical co.                      644.00
08/17/95              Angus Chemical co.                    1,322.24
08/19/95              UPS                                      77.18
08/22/95              Sprint Tele.                             95.17
08/23/95              Security Solutions, Inc.                 31.80
08/23/95              DEX Business Credit                     104.94
08/23/95              Quill Corp.                             562.74
08/23/95              Corporate Staffing Solutions            844.29
08/24/95              CL&P                                    722.77
08/24/95              Airborne Express                        163.71
08/24/95              ITT Hartford Co.                        247.84
08/25/95              SNET                                    603.31
08/25/95              AWD, Inc.                               306.08
08/26/95              CompuServe, Inc.                        256.84
08/26/95              American Express Co.                  5,527.29

                             SAC OF AMERICA, INC.

                           ACCOUNTS PAYABLE  9/1/95
                          --------------------------

       INVOICE
        DATE        VENDOR                                AMOUNT
        ----        ------

08/28/95            Quill Corp.                            14.61
08/28/95            Pitney Bowes                           66.30
08/30/95            Corporate Staffing Solutions          508.81
08/31/95            Sherwin Williams Co.                   19.46
08/31/95            Crystal Rock Co.                      131.06

          Assets of Safe Alternatives Corporation
          of America, Inc.


          Richard Kennedy Exclusive License to SAC 2/26/92
          ------------------------------------------------

          - Foaming and disposal of organic sludge


          Richard Kennedy Exclusive License to SAC 7/17/91
          ------------------------------------------------

          - Foaming and disposal of organic sludge


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Disposal and reuse of expanded polystyrene through the use of liquid mixture


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Disposal and reuse of plastic bags polyurethane plastic polystyrene diapers and the like


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Disposal of oil through the use of foam


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Fire retarded hollow core doors


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Fire retarded urethane coating which provided a vapor barrier


          Richard Kennedy Exclusive License to SAC 12/9/92
          ------------------------------------------------

          - Fire retarded water blown urethane foam


          Richard Kennedy Exclusive License to SAC 8/23/93
          ------------------------------------------------

          - Packaging foam

          - Foaming and disposal of organic sludge

          - Fire retarded water blown urethane foam with reduced smoke toxicity

           Stevens/SAC 11/15/93
           --------------------

          - Chemical paint stripping technology

                    S.A.C. INVENTORY AS OF FEBRUARY 22, 1995
                                   RIDGEFIELD

                                                      DATE                COST
                                                    ACQUIRED              BASIS          EST. FAIR MARKET VALUE
                                                    --------              -----          ----------------------

Lobby
-----
Furniture Matched Set
            2-Wingback chairs                                1994           598                     400
            1-Loveseat                                       1994           399                     300
            1-Endtable                                       1994           200                     150
            1-Brass lamp                                     1994           100                      50
            1-Glass top display table                        1994           450                     400
            1-Coffee Table                                   1994           250                     175
            2-Paintings - on loan
            1-Plant stand                                    1994            50                      25

Sams' Conference Room
---------------------
            1-Conference table, rectangular,                 1993          1000                     800
            1-Steel chair                                    1993           150                     150
            1-Small file cabinet (white)                     1993            50                      40
            1-MLS-12 Phone                                   1993           200                     200
            1-Tenex 410 garbage container                    1993            12                       6

                                                SUB-TOTAL                  3459                    2696

                                                SUB-TOTAL FORWARD          3459                    2696

                                                              DATE           COST
                                                            ACQUIRED        BASIS               EST. FAIR MARKET VALUE
                                                       -------------------  ------              ----------------------



Supply Room
-----------
1-Sanyo Refrigerator model # SR-1282-4X                               1994     299                     250
                  Serial # 870500833
1-Sanyo Microwave Serial# 38705370                                    1994     225                     200
1-Quil Paper cutter model # 754318                                    1993     115                     100
1-Heavy duty stapler "Stanley"                                        1993      35                      30
      Model # B310 HDS
1-Ring binder GBC Image Maker 2000                                    1993     499                     450
     Serial # DL01769
1-Velobinder punch                                                    1994     299                     250


Stair Case
----------
           1-Table with lamp                                          1994     150                     125

Womens Room     Mens Room
-----------
           1-Table      1-Tenex 410 garbage                           1993      12                       6
                         container

Frank's Office
--------------
            1-Desk, black top with
                    ext., 6 drawers                                   1993     700                     500
            1-Desk small with 2 drawers                               1993     400                     300
            1-Three drawer file cabinet                               1994     399                     300
              1-Wooden executive style                                1993     299                     250
            1-MLS-12 Phone                                            1993     200                     200

                                                       SUB-TOTAL THIS PAGE    3632                    2961

                                                       SUB-TOTAL FORWARD      7091                    5657

                                                              DATE           COST
                                                            ACQUIRED        BASIS               EST. FAIR MARKET VALUE
                                                       -------------------  ------              ----------------------


Frank's Office cont'd
---------------------
1-Bostich B660 stapler                                                1993      15                       7
1-Steel chair                                                         1993     250                     225
Cannon NP 20155 8 copier, model # F12080                              1993    3500                    2500
Serial # CGR04310

Closet
------
2-Ruddermaid Toughbeck 32 gallon garbage cans                         1993      30                      20

Receptionist Office
-------------------
1-Desk (litton business line)                                         1993     550                     500
1-MLS-34D phone                                                       1993    1100                    1100
1-AT&T answering machine, model # 1323, serial #                      1994      95                      50
1-Computer - upgrade 2M RAM, Modem w/Fax Card
 *1-486 Microgeneration 486 computer Serial #301149                   1994    3799                    4300
 1-Fujitsu Keyboard Serial#H7158346 -
1-Gateway crystal scan monitor, wo24MI,
         serial# TB1814035732
1-Fellows Mesh glare screen                                           1994      70                      60
*1-HP IIP plus laser printer Serial# 3136J32LIZ                               1399                    1699
1-HOM black filing cabinet, 4 drawer                                  1993     299                     250
1-Panasonic electric pencil sharpener                                 1993      75                      60
1-C40 Scotch tape dispenser\ 1-Bates 520 Stapler                      1993      25                      20
1-3 drawer file cabinet with Formica top                              1993     499                     450

                                                       SUB-TOTAL THIS PAGE  11,686                  11,241

                                                       SUB-TOTAL FORWARD    18,777                  16,898

*Denotes Upgrades or Improvements

                                                   DATE           COST
                                                 ACQUIRED        BASIS           EST. FAIR MARKET VALUE
                                            -------------------  ------          ----------------------



1-Royal 2325 copier, CopyStar w/document                   1993  11,000                   9,000
        Feeder & Sorter, Serial# 009736H
1-Tenex 415 garbage pail                                   1993      12                       6
1-EtherNet Connector                                       1993     200                     200


Large Conference Room
---------------------
              1-Round conference table                            3,000                   2,500
              1-Small rolling stand                                 100                      80
              2-MLS-12 phones                                       400                     400
              9-Fabric armchairs, swivel                          2,025                   1,800
              3-Standing floor lamps                                300                     200
              2-Dry ease boards                                     150                     100
              1-Rubbermaid tool box                                  30                      20

                                            SUB-TOTAL THIS PAGE  17,217                  14,306

                                            SUB-TOTAL FORWARD    35,994                  31,204


*Improvements and/or Upgrades Made

                                                                    DATE           COST
                                                                  ACQUIRED        BASIS         EST. FAIR MARKET VALUE
                                                                  --------        ------        ----------------------



Sheryls' Office
---------------
1-Desk (litton business line) with keyboard attachment                      1994     750                     650
1-C40 scotch tape dispenser                                                 1993      12                       6
1-Black Desk Lamp                                                           1994      60                      50
2-AT&t MLS-12 phones                                                        1993     400                     400
1-Sony M2000 transcriber micro cassette serial # 47142                      1994     399                     350
1-brown file cabinet 2 drawers with wood veneer top                         1994     299                     250
1-Wood veneer table with 2 shelves                                          1993     150                     100
1-Mini tower computer micro generation 486
2-Meg Ram & Local B., Card, serial# 301148*                                 1994    2995                    3400
         1-Z nix mouse
1-MAG Computer monitor model# PMV1448
        serial # TB9D63195
 1-Keyboard 2001 serial# 920909044
1-HP IIP plus laser printer serial # 3136J32L21, 2MG Ram*                   1994    1399                    1699
1-3drawer file cabinet with wood veneer top
1-Fujitsu Fax machine model # Dex Express 2500                              1993     550                     450
       serial # 332893940
1-Linder quartz clock                                                       1994      30                      20
1-Speed-O-Print cabinet with sliding doors                                  1994     250                     150
1-Acco-30 stapler                                                           1993      20                      15
2-Steelmaster index card drawers                                            1993      60                      50
1-Punchodex P-49 3 hole punch                                               1993      20                      15
1-Tenex 410 garbage pail                                                    1993      12                       6

                                                             SUB-TOTAL THIS PAGE   7,406                   7,611

                                                             SUB-TOTAL FORWARD    43,400                  38,815

*Denotes Upgrade or Improvements

                                                                    DATE           COST
                                                                  ACQUIRED        BASIS         EST. FAIR MARKET VALUE
                                                             -------------------  ------        ----------------------



Steves' Office
--------------
1-Cherry veneer desk, 2 sections with 5 drawers                             1993    2700                    2500
1-File cabinet black with wood veneer top                                   1994     650                     600
1-Sony dictator transcriber model# M2020,                                   1994     299                     250
      serial # 0503119
1-C-41 scotch tape dispenser                                                1993      12                       6
1-Toshiba surveillance camera CCD, Model K537A                              1994     450                     400
1-Halogen torch lamp, black                                                 1994     150                     100
1-Halogen desk lamp, brass and black
2-Pelco video switcher model # VS5104, serial # 7177 4A                     1994     125                     125
1-Panasonic monitor b/w model # TR930B,                                     1994     399                     350
     serial # K3A46I075
1-Eleletrek power strip                                                     1994     129                     100
1-APC Power Backup                                                          1995     499                     499
1-stapler                                                                   1993      12                       6
1-MLS-12 D phone serial # 921292707                                         1993     275                     275
1-C38 scotch tape dispenser                                                 1993      12                       6
1-Cherry finish cabinet/desk                                                1993    1500                    1300
4-Fabric covered chairs                                                     1993    1200                    1000
1-Executive style chair, high back                                          1994     899                     800
1-Round table (36")                                                         1994     299                     250
                                                                            1994     150                     150
                                                                            1994     499                     400
    serial number# 31230521
1-Cherry wood pendulum clock                                                1994     150                     125
1-Spectra Viewframe LCD Computer projection Panel                           1994    4500                    4500
    model Viewframe spectra c, serial # 119453
                                                             SUB-TOTAL THIS PAGE  14,909                  13,742

                                                             SUB-TOTAL FORWARD    58,309                  52,557


                                                                    DATE           COST
                                                                  ACQUIRED        BASIS         EST. FAIR MARKET VALUE
                                                                  --------        ------        ----------------------



Steve's Office Cont'd
---------------------
1-NEC Versa Ultralite laptop*                                               1994    3800                    4600
     486SX 33MHz
     12MB RAM
     14.4 PCMCIA Fax modem
     2x 170 Mb Hard drives                                                  1994    2995                    3600
1MCW 486/66 W/ CD Rom
NEC Multi-System XP17 Monitor*

Ricks office
------------
1- phone MLS-12                                                             1993     400                     400
1-wood Desk (Fancy) #84436 on Side                                          1993    1100                     900
1-end table with drawer and cabinet                                         1994     150
1 Packard Bell PK Mate 486 computer                                         1994    1299
   model pb-400
   serial # 17A2C11327T
  1-IBM keyboard model 139401
  1-Packard Bell monitor model PB8538SVGA
   serial # 73591171
1-Hitachi CD-Rom drive                                                      1993    1700                    1500
   model CDR-1700s
   serial# K1L053970

                                                             SUB-TOTAL THIS PAGE  11,444                  12,200

                                                             SUB-TOTAL FORWARD    69,753                  64,757

*Denotes Upgrades or Improvements

                                                            DATE           COST
                                                          ACQUIRED        BASIS         EST. FAIR MARKET VALUE
                                                     -------------------  ------        ----------------------



Rick's Office Cont'd
--------------------
1-FyreFyter safe model FF 250                                       1993     699                     699
1-Tenex 410 garbage pail                                            1993      12                       6
1-Panasonic surveillance camera                                     1994     250                     250

Gerard's office
---------------
1-AT&T MLS-12 phone                                                 1993     200                     200
1-Bostich 660 stapler                                               1993      12                       6
1-C38 Scotch Tape Dispenser                                         1993      12                       6
1-desk w/2 drawers (litton business line)                           1993     650                     550
1-desk, particle board with simulated wood veneer                   1994     200                     200
1-Tenex 410 garbage pail                                            1993      12                       6


Sam's office
------------
1-AT&T phone MLS-12                                                 1993     200                     200
1-desk w/4 drawers (litton business line)                           1993     600                     500
1-Steelcase black filing cabinet w/2 drawers                        1994     125                     100

                                                     SUB-TOTAL THIS PAGE   2,972                   2,723

                                                     SUB-TOTAL FORWARD    72,725                  67,480

                                                   DATE     COST
                                                 ACQUIRED  BASIS        EST. FAIR MARKET VALUE
                                                 --------  ------       ----------------------

PAULA'S OLD OFFICE
------------------

1 desk, with 4 drawers (litton business line)        1993     750                     650
1 filing cabinet w/3 drawers                                  399                     300
2 AT&T MLS-12 phones                                 1993     400                     400
1 Sony foot control unit - dictating machine
   model FS-25                                       1994     399                     350
1 Black steel chair                                  1993     225                     150
1 Black T-legged table                               1994     300                     200
1 Fujitsu DEX 760 Fax/copier serial #34620259        1994    1750                    1600

COMPUTER ROOM UPSTAIRS
----------------------

2 AT&T MLS-12 phones                                 1993     400                     400
1 desk w/4 drawers (litton business line)            1993     750                     650
1 desk w/2 drawers (litton business line)            1994     650                     550
1 Black steel file cabinet w/4 drawers               1994     700                     600
1 Fellows mesh anti-glare screen                     1994      60                      50
2 Tenex 410 garbage pails                            1993      24                      12
1 Gateway 2000 computer 486 SX 2 Meg Ram
   and Video Accelerator  *                          1994    2100                    2700
1 UMAX scanner model UC840 serial # A2205047         1994    2600                    3000
1 Sony Trinitron monitor model CPD-1604S
   serial # 2501586                                  1994    1600                    1600
2 power strips (expensive)                           1994     100                      75

                     SUB-TOTAL THIS PAGE                   13,307                  13,362


*    Denotes Upgrades or Improvements

                                                           DATE     COST
                                                         ACQUIRED  BASIS        EST. FAIR MARKET VALUE
                                                         --------  ------       ----------------------

COMPUTER ROOM CONT'D
--------------------
Many misc. computer & video cables
1 Sony Camcorder, charge and battery model                   1994     900                     800
  CCD-TR101 serial 230567
1 Panasonic SVHS deck model AG1960                           1994    2400                    2400
  serial # E2TA00665
1 Symphonic TV/VCR model TVCR13B1C Serial # V38326714        1993     299                     250
1Matox PC card model ILM16/AT/2MA/S serial # 1565            1994     700                     700
1 Editlink controler card model 6766, SN LA010559            1994    1100                    1100
1 Clip-on lamp                                               1994      29                      15

MARIE'S OFFICE
--------------
2 leather armchairs (plain)                                  1993     798                     550
1 leather armchair (fancy)                                   1994     300                     300
SET - 1 Desk                                                 1993    1700                    1500
      1 computer table
      both particle board with simulated wood veneer
1 AT&T MLS-12 phone                                          1993     200                     200
1 C38 scotch tape dispenser                                  1993      12                       6
1 Bostich 660 Stapler, serial # 82375710                     1993      12                       6
1 Casio adding machine model FR-1255Bk                       1994      69                      50
1 Linden Wall Clock                                          1993      15                       7
1 Filex File Cabinet w/4 drawers                             1994     700                     700
1 Tenex 410 and 415 garbage pails                            1993      24                      12

           SUB-TOTAL THIS PAGE                                      9,258                   8,596

           SUB-TOTAL FORWARD                                       95,290                  89,438

                                                         DATE           COST
                                                       ACQUIRED         BASIS           EST. FAIR MARKET VALUE
                                                  -------------------  -------          ----------------------
MARIE'S OFFICE CONT'D
---------------------
1 wood in/out stacking trays                                     1994       29                      15
1 HP laserjet 4P printer * - 4 Meg Ram                           1993     1299                    1600

LEE'S OFFICE
------------
1 desk (litton business line)                                    1993      800                     700
1 folding table                                                  1994      150                     100
1 halogen floor lamp                                             1994       79                      60
1 halogen swing arm desk lamp                                    1994       59                      40
1 black desk lamp                                                1994       59                      40
3 expensive power strips                                         1994      117                     117
1 AT&T MLS-12 phone                                              1993      200                     200
1 calculator                                                     1994       30                      30
1 large tabel against the wall                                   1993      250                     200
2 rolodex files                                                  1993       30                      20
1 swingline 646 stapler                                          1993       15                       7
1 MAG monitor PVM1448 model serial TB9D63204                     1995     2190                    2190
1 Envision handheld scanner serial # M03114618                   1995      499                     499
   and interface (paralell) serial # MR9303820
1 NEC Mutisync Monitor 21"                                       1995     2600                    2600
   model JC-2143UMA, serial # 4Y00469CB
Many misc. cables                                                1995      400                     400
1 Teac 5 1/4" disk drive                                         1994      300                     300
1 unnamed 250 MB tape backup drive                               1994      400                     400

                        SUB-TOTAL THIS PAGE                              9,606                   9,518

                        SUB-TOTAL FORWARD                              104,896                  98,956

* Denotes upgrades or improvement

                                                                 DATE           COST
                                                               ACQUIRED         BASIS           EST. FAIR MARKET VALUE
                                                               --------        -------          ----------------------

LEE'S OFFICE CONT'D
-------------------
1 HP Scanjet Scanner model 9190A Serial # 2709J03930                     1994    1,500                   1,500
1 Microgeneration 486 computer * serial # 35228                          1993   11,000                  16,000
1 HP Laserjet 4 model C2007A * serial #JPBH040907                        1994    1,399                   1,599
1 Gateway Handbook model HB486SX-25 Serial #08U1M030                     1994       25                      25
1 NEC multi-spin cd rom model 3xp * serial # 3Z041534B                   1994      799                     799
1 data switch 4:1
1 Textronix Phaser III color printer *                                   1994    8,000                  11,200
   model 4698Pxi, seril # B102782 (on small table)

UPSTAIRS HALLWAY
----------------
1 Royal Copystar 2325 copier, serial 009739H                             1993   11,000                   9,000
   w/rolling stand and cabinet
1 AT&T MLS-12 phone                                                      1992      200                     200
1 TI 5032 calculator serial c-0693                                       1994       69                      50
1 Acosta 3 holr punch                                                    1993       12                       6
1 bostich 660 stapler                                                    1993       12                       6
1 Tenex 410 garbage pail                                                 1993       12                       6
1 metal desk and attached typewriter table                               1994      399                     350
1 speedoprint metal table with shelf                                     1994      100                      80

                     SUB-TOTAL THIS PAGE                                        34,527                  40,821

                     SUB TOTAL FORWARD                                         139,423                 139,777

* Denotes upgrade or improvement

                                                                 DATE    COST
                                                               ACQUIRED  BASIS          EST. FAIR MARKET VALUE
                                                               --------  -----          ----------------------

UPSTAIRS HALLWAY CONT'D
-----------------------
1 cork board                                                       1993     39                      25
1 Boston electric pencil sharpener model 18 serial #6533078        1993     69                      50

BOB'S OFFICE
------------
1 bookcase in closet                                               1994     79                      70
1 executive chair with fabric in closet                            1994    600                     500
1 AT&T MLS-12 phone                                                1993    200                     200
SET
1 desk and credenza                                                1994   1200                    1500
5 matching leather arm chairs                                      1994    750                    1000
1 round wood table                                                 1994    200                     300
1 file cabinet w/2 drawers                                         1994    399                     350
1 Tenex 410 garbage pail                                           1994     12                       6

STEVE'S CONFERENCE ROOM
-----------------------
1 Linden wall clock                                                1993     29                      20
1 Tenex 410 garbage pail                                           1993     12                       6
1 large oval conference table                                      1994    600                     600

FIRST FLOOR HALLWAY
-------------------
1 small plant table                                                1994     25                      20
3 Tenex 410 garbage pails                                          1993     36                      18
1 small wood table with glass top                                  1994    100                      80
1 dish rack and drainer                                            1993     10                       5

                     SUB-TOTAL THIS PAGE                                 4,360                   4,750

                     SUB-TOTAL FORWARD                                 143,783                 144,527

                                                        DATE        COST
                                                      ACQUIRED     BASIS           EST. FAIR MARKET VALUE
                                                      --------     ------          ----------------------

FIRST FLOOR HALLWAY CONT'D
--------------------------

11 unsigned prints                                        1993        220                     200
1 Toshiba CCD camera Model K537A                          1994        450                     400

BASEMENT
--------
Telephone System                                          1993     26,000                  26,000
   1 AT&T Partner II Phone switcing system
   4 AT&T 206 Partner modules, model 103E
         Serial #'s 92237.0671
                    92237.0673
                    92237.0210
                    92237.1325
         1 Partner II processor module

ALL ARUOND OFFICE
-----------------
29 All steel #231 office chairs, tilt and swivel     1993/1994      5,075                   7,500


                              SUB-TOTAL THIS PAGE                  31,745                  34,100

                                 GRAND TOTAL                      175,528                 178,627

                       SAFE ALTERNATIVES OF AMERICA, INC.
                         (Developmental Stage Company)

                            Financial Statements and
                        Accountant's Compilation Report

                               December 31, 1994

SAFE ALTERNATIVES OF AMERICA, INC.
(Development Stage Company)

FINANCIAL STATEMENTS

December 31, 1994



Accountant's Compilation Report................................1

Financial Statements
     Balance Sheet..............................................2
     Statement of Income and Deficit Accumulated
          During the Development Stage..........................3
     Statement of Cash Flows....................................4
     Notes to Financial Statements..............................5
     Schedule I-Analysis of Selling, General and
          Administrative Expenses...............................8
     Schedule II-Analysis of Research and Development...........9

Accountant's Compilation Report

Board of Directors
Safe Alternatives of America, Inc.

We have compiled the accompanying balance sheet of Safe of December 31, 1994, and the related statements of income and deficit accumulated during development stage and cash flows for the year then ended and for the period from January 1, 1992 (inception) to December 31, 1994, and the accompanying supplementary information contained in schedules I and II, which are presented only for supplementary analysis purposes, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

We are not independent with respect to Safe Alternatives of America, Inc.


                              /Lyons & Lyons


Ridgefield, Connecticut
July 31, 1995

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

BALANCE SHEET

December 31, 1994

ASSETS

CURRENT ASSETS
   Cash                                                                          $     21,622
   Accounts Receivable                                                                 15,888
   Inventories                                                                         14,128
   Prepaid Expenses                                                                     1,244
                                                                                   ----------
                     TOTAL CURRENT ASSETS                                              52,882

FIXED ASSETS
   Equipment                                                                           74,387
   Leasehold improvements                                                              61,315
   Furniture and fixtures                                                             101,344
                                                                                   ----------
                                                                                      237,046
   Less accumulated depreciation                                                       58,696
                                                                                   ----------
                                                                                      178,350

OTHER ASSETS
   Organization costs, less amortization of $28,384                                    32,439
   License agreement, less amortization of $3,333                                      46,667
   Deposits and advances                                                               21,258
                                                                                   ----------
                                                                                      100,364
                                                                                   ----------

                                                                                 $    331,596
                                                                                 ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                                $   39,877
   Shareholders' loans                                                                112,500
   Accrued State income tax                                                               453
                                                                                   ----------
                     TOTAL CURRENT LIABILITIES                                        152,830

SHAREHOLDERS' EQUITY
   Common stock, $.00025 par value, 30,000,000
        shares authorized, 26,204,500 shares issued
        and outstanding                                                                 6,551
   Additional paid-in capital                                                       3,314,326
   Deficit accumulated during developmental stage                                  (3,142,111
                                                                                   ----------
                                                                                      178,766
                                                                                   ----------

                                                                                 $    331,596
                                                                                 ============

See accompanying notes and accountant's compilation report.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

STATEMENT OF INCOME AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE

                                           Period
                                        For the year    Jan. 1, 1992
                                           ended       (inception) to
                                       Dec. 31, 1994    Dec. 31, 1994
                                       --------------  ---------------

REVENUES
   Sales                                $     16,425     $     16,425
   Marketing rights                                           385,000
                                        ------------     ------------
                                              16,425          401,425

COSTS AND EXPENSES
   Cost of goods sold                          9,170            9,170
   Selling, general and
                     administrative          959,335        2,220,167
   Research and development                  617,191        1,230,035
   Depreciation and amortization              47,459           90,414
                                        ------------     ------------
                                           1,633,155        3,549,786
                                        ------------     ------------

                     OPERATING LOSS      ( 1,616,730)     ( 3,148,361)

OTHER INCOME (EXPENSE)
   Interest                                                     8,718
                                                         ------------

   LOSS BEFORE INCOME TAXES              ( 1,616,730)     ( 3,139,643)

INCOME TAX
   State                                         250            2,468
                                        ------------     ------------
                     NET LOSS            ( 1,616,980)    $( 3,142,111)
                                                         =============

Deficit accumulated during the
development stage at beginning
of year                                  ( 1,525,131)
                                        ------------

DEFICIT ACCUMULATED DURING THE
DEVELOPMENT STATE AT DEC. 31,1994        ( 3,142,111)
                                        ============

See accompanying notes and accountant's compilation report.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

STATEMENT OF CASH FLOWS

                                                                                      Period
                                                                For the year     Jan. 1, 1992
                                                                     ended       (inception) to
                                                                Dec. 31, 1994     Dec. 31, 1994
                                                                -------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                        $(  1,616,980)  $(  3,142,111)
 Add (deduct) adjustments to cash basis:
  Depreciation and amortization                                         47,459          90,413
  Increase in accounts receivable                                 (     15,888)   (     15,888)
  Increase in inventories                                         (     14,128)   (     14,128)
  Increase in prepaid expense                                                     (      1,244)
  Increase in other assets                                                        (     71,258)
  Increase in accounts payable                                          30,920          39,877
  Decrease in income taxes payable                                (        250)            453
                                                                  ------------    ------------

                   NET CASH USED BY
              OPERATING ACTIVITIES                                (  1,568,867)   (  3,113,886)

CASH FROM INVESTING ACTIVITIES
  Additions to fixed assets                                       (     39,018)   (    237,046)
  Additions to intangible assets                                                  (     60,823)
                                                                  ------------    ------------

                   NET CASH USED BY
              INVESTING ACTIVITIES                                (     39,018)  (    297,869)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholders' loans                                    112,500         112,500
  Proceeds from issuance of stock                                    1,309,059       3,320,877
                                                                  ------------    ------------

                   NET CASH PROVIDED BY
                   FINANCING ACTIVITIES                              1,421,559       3,433,377
                                                                  ------------    ------------

                   NET DECREASE IN CASH                            (   186,326)         21,622

Cash at beginning of year                                              207,948
                                                                  ------------

Cash at end of year                                               $     21,622    $     21,622
                                                                  ============    ============

Supplemental disclosure of cash paid:
Taxes paid                                                        $        703    $      1,720

See accompanying notes and accountant's compilation report.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 1994


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations:  Safe Alternatives Corporation of America, Inc. (SAC) (a development
-----------
stage company) is a Connecticut-based Delaware corporation that has developed patented new products and high-technology solutions for problems related to environmental contamination. SAC has secured exclusive manufacturing, marketing, and distribution rights to nineteen patented, patent pending and application-in-process technologies in the Chemical and Biosteralization fields.

Basis of Presentation and Financing Activities:  In the course of development
-----------------------------------------------
activates, SAC has incurred significant losses since inception and expects additional losses in 1995. SAC plans to continue to finance its operations with a combination of stock sales and, in the longer term, revenues from product sales. SAC's ability to continue as a going concern, in the near term, is dependent upon obtaining additional financing. The accompanying financial statements have been prepared assuming SAC will continue as a going concern, and do not include any adjustments that might result from the outcome of this uncertainty.

Property, Plant and Equipment:  Property, plant and equipment are carried at
------------------------------
cost. Depreciation is computed for financial purposes on a straight-line basis over the estimated useful lives of the related assets.

Organization Costs:  Organization costs are amortized over 60 months using the
-------------------
straight-line method.

Inventories:  Inventories are stated at the lower of cost (first-in, first out)
------------
or market value.

Research and Development Expenses:  Research and development expenses are
----------------------------------
charged to operations as incurred.

Shareholders' Loans:  Shareholders' loans are unsecured, not-interest bearing,
--------------------
demand notes.

Income Taxes:  At December 31, 1994 the Company had net operating loss
-------------
carryforwards for financial reporting purposes and tax purposes of approximate $3,120,000 which will expire in 2007--$380,000, 2008--$1,140,000, 2009--
$1,600,000. These carryforwards are available for the reduction of future federal and state taxable income and income taxes, if any.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

NOTES TO FINANCIAL STATEMENTS--continued

Licenses: Certain costs incurred to acquire exclusive lenses of patentable
---------
technology are capitalized and amortized over a five year period.

Marketing Rights Revenue:      In January 1993, SAC entered into a joint
-------------------------
marketing, operating and research and development agreement with Integrated Labs, Inc. Integrated agreed to fund operating costs of SAC in development, marketing and sales of its products based upon per-agreed operating budgets. In return, SAC agreed to grant Integrated and exclusive right and license to exploit the SAC technologies including the sale, marketing and distribution of products. The initial funding, $55,000 per month, continue for a period of seven months (total $385,000) at which time the agreement was mutually terminated.

NOTE B--LEASES

SAC maintains its headquarters at offices that are leased under a noncancelable operating lease expiring on September 30, 1995.

In addition, SAC is leasing a QC laboratory and testing facility under a noncancelable operating lease expiring on February 28, 1998.

The following is a schedule of future minimum rental payments under the above operating leases as of December 31, 1994:

               Year ending
               December 31          Amount
               -----------         --------
                  1995              105,201
                  1996               79,312
                  1997               82,484
                  1998               13,836

NOTE C--STOCKHOLDERS' EQUITY

On April 8, 1993 the number of authorized shares of common stock was increased from 7,500,000 to 30,000,000 shares and par value was changed from $.01 to $.00025 per share.

During 1992 and 1993, 3,409,333 and 21,494,789 shares of common stock were issued, respectively. In 1994, 1,300,378 shares of common stock were issued.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

NOTES TO FINANCIAL STATEMENTS--continued

In addition, on December 31, 1993 Region II was merged into SAC. The shareholders of Region II were issued one and one half shares of SAC common stock in exchange for one share of Region II common stock.

NOTE D--OTHER

SAC many not be in compliance with certain provisions of the federal and certain state securities laws with respect to issuance of its securities, from time to time in the past, not conducted in accordance with applicable private offering exemptions. There can be no assurances that the Commission of the applicable state securities authorities would not take enforcement action against SAC with respect to these provisions. Consequently, SAC may incur liabilities with respect to such past activities which could have a material adverse effect on SAC.

(Developmental Stage Company)

SCHEDULE I-ANALYSIS OF SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES

                                                                    Period
                                               For the year    Jan. 1, 1992
                                                    ended      (inception) to
                                               Dec. 31, 1994    Dec. 31, 1994
                                               ------------------------------

Advertising                                          $ 11,958   $   15,142
Bank charges                                              186          618
Commissions                                                         57,250
Consulting fees                                       144,342      215,848
Contributions                                           8,905       13,580
Dues and fees                                           6,342       15,772
Insurance                                              29,068       48,663
Meals and entertainment                                11,413       31,472
Miscellaneous                                           2,596        3,303
Payroll taxes                                          31,135       76,702
Postage and shipping                                   17,330       27,594
Professional fees                                     115,592      241,678
Publications                                            9,249       21,810
Rent                                                   37,209       81,397
Repairs and maintenance                                 6,149       27,077
Salaries                                              375,128    1,017,316
Supplies                                               62,846      130,164
Taxes-other                                             2,807        4,052
Telephone                                              33,318       84,667
Travel and entertainment                               43,875       90,374
Utilities                                               9,887       15,688
                                                     --------   ----------

                                                     $959,335   $2,220,167
                                                     ========   ==========

See accompanying notes and accountant's compilation report.

SAFE ALTERNATIVES OF AMERICA, INC.
(Developmental Stage Company)

SCHEDULE II-ANALYSIS OF RESEARCH AND DEVELOPMENT EXPENSES

                              Period
                           For the year    Jan. 1, 1992
                               ended      (inception) to
                           Dec. 31, 1994  Dec. 31, 1994
                           -------------  --------------

Consulting Fees                 $ 67,313      $  384,366
Dues and fees                      1,300           9,900
Insurance                          1,913           3,738
Laboratory fees                   50,120          82,841
Licenses and patents                              22,351
Supplies                           6,976          11,500
Professional fees                  9,902          53,874
Rent                              73,800         116,850
Repairs and maintenance            5,391          11,130
Royalties                        247,400         247,400
Salaries                         126,128         243,391
Payroll taxes                     10,469          18,391
Telephone                          8,628          10,639
Utilities                       $  7,851      $   13,664
                                --------      ----------

                                $617,191      $1,230,035
                                ========      ==========

See accompanying notes and accountant's compilation report.

                             PORTSMOUTH CORPORATION
                              FINANCIAL STATEMENTS
                           FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 1994

                               TABLE OF CONTENTS
                               -----------------



                                                            PAGE NO.
                                                            --------



Auditors' Report                                                1


Balance Sheet                                                   2


Statement of Income
     and Retained Earnings                                      3


Statement of Cash Flows                                         4


Notes to the Financial Statements                              5-6

To the Board of Directors and Stockholders of Portsmouth Corporation


     We have audited the accompanying balance sheet of Portsmouth Corporation (a Florida corporation) as of September 30, 1994, and the related statements of income and retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Portsmouth Corporation as of September 30, 1994, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.



                                    Alan H. Leff, C.P.A.


November 10, 1994

                             PORTSMOUTH CORPORATION
                                 BALANCE SHEET
                               SEPTEMBER 30, 1994



                                     ASSETS
                                     ------


Current Assets
   Deposits (Note 2)                          $115,000
   Prepaid legal fees                            5,000
                                              --------
       Total Current Assets                                     $120,000
                                                                --------

       Total Assets                                             $120,000
                                                                ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------


Liabilities                                   $    ---
                                              ----------
     Total Liabilities                                          $   ---


Stockholders' Equity
     Common stock, $.0001 par value;
          200,000,000 shares authorized,
          14,085,000 shares issued and
          outstanding (Note 3)                    1,409
     Paid in capital in excess of par value     727,091
     Retained earnings (deficit)              ( 608,500 )
                                               ---------
          Total Stockholders' Equity                             120,000
                                                                 -------


          Total Liabilities and
               Stockholders' Equity                             $120,000
                                                                ========

The accompanying notes are an integral part of these financial statements.

                             PORTSMOUTH CORPORATION
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994



Sales                                                           $   ---


Expenses                                                            ---
                                                                 ----------


          Net Income                                                ---


Retained Earnings (Deficit)
     Beginning of Year                                          (   608,500)
                                                                 ----------


     End of Year                                                ($  608,500)
                                                                 ==========



The accompany notes are an integral part of these financial statements

                             PORTSMOUTH CORPORATION
                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994



Net Income                                                      $   ---


Cash Flows from Investing Activities
     Deposit on purchase of common stock                        (   115,000)
                                                                 ----------


          Net Cash used by
               Investing Activities                             (   115,000)
                                                                 ----------


Cash Flows from Financing Activities
     Proceeds from sale of common stock                             120,000
     Payments of prepaid legal fees                             (     5,000)
                                                                 ----------

          Net Cash Provided by
               Financing Activities                                 115,000
                                                                -----------


Net Increase in Cash                                                ---

Cash
     Beginning of Year                                              ---
                                                                -----------

     End of Year                                                $   ---
                                                                ============



The accompanying notes are an integral part of these financial statements

                             PORTSMOUTH CORPORATION
                       NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1994



1.   ORGANIZATION
     ------------

          The Company was originally formed in 1976 to engage in a commuter aircraft operation. The ordinal company was known as Knight Airlines, Inc..

          In April, 1983, the company went out of business and all assets of the company were used to payoff any outstanding indebtedness. From April, 1983 to May, 1994, the company remained dormant. On May 3, 1994, the Board of Directors authorized that the name of the corporation be changed to Portsmouth Corporation. The Company, as a result, was reorganized to engage in the petroleum recycling, reclamation, and water separation industries.

2.   DEPOSITS
     --------

          The company has made a deposit to Sandton Associates, L.L.C. of $115,000 for the purchase of Devon Oil and Energy Corporation. The closing is expected to occur in the near future.

3.   COMMON STOCK
     ------------

          Prior to May, 1994, the company had total authorized common shares of 2,000,000 with issued and outstanding shares of 1,945,000. The par value of the stock was $.005.

          On May 3, 1994 the board of directors authorized the issuance of common stock to be increased to 200,000,000 shares at a par value of $.0001. It was further resolved that the outstanding shares of common stock be split two for one, thereby, increasing the outstanding shares of stock to 3,890,000.

          On August 31, 1994, the board of directors authorized the issuance of 10,195,000 restricted common shares in exchange for $120,000. The restricted shares cannot be sold prior to August 31, 1996.

                            PORTSMOUTH CORPORATION
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                              SEPTEMBER 30, 1994



4.   SUBSEQUENT EVENT
     ----------------

          On October 5, 1994, the Company entered into an agreement to purchase all 100 shares of the outstanding common stock of Devon Oil and Energy Corporation from Sandton Associates, L.L.C., in exchange for $600,000 in cash and 500,000 shares of Portsmouth Corporation's restricted stock.

          As a condition of the purchase, the Portsmouth Corporation has agreed to assume the cost of an environmental cleanup at Devon Oil and Energy Corporation's plant facility. The Sandton Associates, L.L.C. has warranted that the cost will not exceed $500,000.

Schedule of approximately 285 shareholders of Safe Alternatives of America Corporation, Inc., a Delaware corporation ("SAC Delaware") holding in the aggregate 14,085,000 shares of the common stock of SAC Delaware.


                                      21